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                        CONSENT OF INDEPENDENT AUDITORS


The Board of Trustees
Stagecoach Trust

The Board of Trustees Master Investment Portfolio

We consent to the use of our report dated April 3, 1998 for LifePath 2000 Fund (subsequently changed to LifePath Opportunity Fund), LifePath 2010 Fund, LifePath 2020 Fund, LifePath 2030 Fund, and LifePath 2040 Fund (five of the series constituting Stagecoach Trust) incorporated by reference herein.

We also consent to the use of our report dated April 3, 1998 for LifePath 2000 Master Portfolio, LifePath 2010 Master Portfolio, LifePath 2020 Master Portfolio, LifePath 2030 Master Portfolio, and LifePath 2040 Master Portfolio (five of the series constituting Master Investment Portfolio) incorporated by reference herein.

We also consent to the reference to our Firm under the headings "Financial Highlights" and "How to Read the Financial Highlights" in the prospectuses and "Independent Auditors" in the Statements of Additional Information.




/s/ KPMG Peat Marwick, LLP

San Francisco, CA
June 29, 1998